UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2022

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	On May 17, 2022, the Company held its Annual Meeting of Stockholders (“Annual Meeting”).

(b)	The following items of business were voted upon by stockholders at the Annual Meeting:

(i) A proposal to elect the directors listed below for a one-year term ending in 2023 or until their successors are duly elected and qualified was approved with the following vote:
Director	For	Against	Abstentions	Broker Non-Votes
Kevin C. Clark	29,136,536	647,511	11,029	3,066,348
W. Larry Cash	29,080,417	703,625	11,034	3,066,348
Thomas C. Dircks	28,683,761	1.100,270	11,045	3,066,348
Gale Fitzgerald	28,586,343	1,197,812	10,921	3,066,348
Darrell S. Freeman, Sr.	29,634,784	146,257	14,035	3,066,348
John A. Martins	29,477,204	306,828	11,044	3,066,348
Dr. Janice E. Nevin, MD, MPH	28,994,071	789,899	11,106	3,066,348
Mark Perlberg, JD	28,979,521	804,530	11,025	3,066,348

(ii) The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
32,817,093	37,269	7,062	0

(iii) The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the votes set forth below:

For	Against	Abstentions	Broker Non-Votes
28,583,660	731,409	480,007	3,066,348

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	May 18, 2022	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer